EXHIBIT 24.12

POWER OF ATTORNEY

Know all by these presents, that I, the undersigned, do hereby appoint Mike Kinney and Robert E. Brummels, or either of them, as my attorney-in-fact with full power of substitution, to execute in their respective names, individually and in my capacity as director:

(i) the Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Annual Report”) of Husker Ag, LLC and any and all amendments thereto, and to file the 2007 Annual Report, any and all such amendments, and exhibits and documents thereto required in connection therewith with the Securities and Exchange Commission and granting unto each attorney-in-fact and any substitute, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof; and

(ii) the Rule 13e-3 Transaction Statement Under Section 13(e) of the Securities Exchange Act of 1934 on Schedule 13E-3 (the “Schedule 13E-3”) of Husker Ag, LLC and any and all amendments thereto, and to file the Schedule 13E-3, any and all such amendments, and exhibits and documents thereto required in connection therewith with the Securities and Exchange Commission and granting unto each attorney-in-fact and any substitute, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of March, 2008.

/s/ Kent A. Friedrich
Kent A. Friedrich

STATE OF NEBRASKA	)
	)	ss.
COUNTY OF PIERCE	)

On this 24th day of March, 2008, before me, a Notary public qualified for said County, personally came Kent A. Friedrich, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

/s/ Kristine Wacker
{SEAL}	Notary Public

My commission expires: 2-28-2010